                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2001
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                         Commission File No. 001-16111
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                             Global Payments Inc.
                             --------------------
            (Exact name of registrant as specified in its charter)


          Georgia                                 58-2567903
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          (State or other jurisdiction of         (IRS Employer
          incorporation)                          Identification Number)


     Four Corporate Square, Atlanta, Georgia      30329
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     (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code (404) 728-2363
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                                      N/A
                                      ---
            (Former name, former address and former fiscal year, if
                            changed since last year)

Item 5.  Other Events.
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Global Payments Announces Agreement To Extend and Expand Comerica Alliance
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     On June 1, 2001, Global Payments Inc. expanded its alliance relationship with Comerica Bank following Comerica's acquisition of Imperial Bank in January 2001.

     Under the terms of the agreement, Global Payments retains its majority interest in the expanded alliance that will include Imperial Bank's merchant portfolio for a purchase price of $20.4 million. Global financed the purchase under its line of credit, which was increased from $110 million to $125 million in conjunction with the agreement. In addition, the term of the original Comerica alliance agreement will be extended through March 2008. Global's interest in the alliance remains at 51%.

     The purchase was in conjunction with the 1996 Comerica alliance agreement between Comerica and National Data Corporation, at that time the parent company of Global Payments. Proceeds from the transaction were included in the calculation of Comerica's restructuring charge for their acquisition of Imperial.

     Imperial Bank has a U.S. West Coast presence and a merchant portfolio totaling approximately 15,200 merchant locations primarily in traditional retail and hospitality industry, with a large base of emerging market merchants including technology firms, local governments, casinos and small dental practices. The merchant portfolio has annual revenues of approximately $20 million.

     Comerica Incorporated is a multi-state financial services provider headquartered in Detroit with banking subsidiaries in Michigan, California and Texas; banking operations in Florida and businesses in several other states. Comerica has an investment services affiliate, Munder Capital Management, and operates banking subsidiaries in Canada and Mexico.

Forward-Looking Information

     When used in this Current Report on Form 8-K and elsewhere by management of Global Payments Inc. ("Global Payments" or the "Company"), from time to time, the words "believes," "anticipates," "expects," "intends," "plans" and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company's business operations, economic performance and financial condition, including in particular, the Company's business strategy and means to implement the strategy, the Company's objectives, the amount of future capital expenditures, the likelihood of the Company's success in developing and introducing new products and expanding its business, and the timing of the introduction of new and modified products or services. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and their results subject to risks related to the implementation of changes by the Company, the failure to implement changes, and customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company's forward-looking statements, as a result of a variety of factors, including: (a) those set forth in Risk Factors in the Company's Information Statement included in the Registration Statement on Form 10 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company's press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company's analyst calls and discussions. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                                  SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL PAYMENTS INC.
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                                            (Registrant)

                                        By: /s/ James G. Kelly
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                                        James G. Kelly
                                        Chief Financial Officer
                                        (Principal Financial Officer
                                        and Chief Accounting Officer)

Date: June 4, 2001